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Exhibit 10.33

               Third Amendment dated October 15, 1996 to the
               Fifth Amended and Restated Credit Agreement.



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     THIRD AMENDMENT, dated as of October 15, 1996 (the
"Amendment"), to the Fifth Amended and Restated Credit Agreement dated July 31, 1994 (the "Credit Agreement"; terms not otherwise defined herein shall be used herein as therein defined), among APPAREL AMERICA, INC., a Delaware corporation (the "Borrower"); CONNECTICUT DEVELOPMENT AUTHORITY ("CDA") an assignee of Chemical Bank, BINGHAMTON SAVINGS BANK ("BINGHAMTON") an assignee of Chemical Bank, and A.I. ASSOCIATES, INC. ("AI") (each a "Bank" and collectively the "Banks"); and BINGHAMTON SAVINGS BANK as agent for the Banks (and as successor agent to Chemical Bank) (in such capacity, the "Agent").

                      W I T N E S S E T H :

     WHEREAS, the Borrower has requested that the Credit Agreement be amended to reflect changes in certain covenants made by Borrower;

     WHEREAS, the Borrower, the Agent and the Banks have agreed to so amend the Credit Agreement on the terms set forth below;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT.
      (a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in the proper alphabetical order:

        "AGREEMENT" means the Fifth Amended and Restated Credit
Agreement dated July 31, 1994, as amended by the Amendment dated
January 12, 1996, the Second Amendment dated June 1, 1996 and the
Third Amendment dated October 15, 1996.

     2. AMENDMENTS TO SECTION 8.2 OF THE CREDIT AGREEMENT.
     (a) Subsection 8.2 (a) of the Credit Agreement is hereby amended by deleting the dollar amount "$23,000,000" from item (ii) thereof (as amended pursuant to the Amendment dated January 12, 1996) and substituting therefor the dollar amount "$27,000,000."

     (b) Subsection 8.2 (k) of the Credit Agreement is hereby amended by adding the following phrase at the end of Section 8.2
(k): "PROVIDED, HOWEVER, that the Borrower may make capital expenditures in the fiscal year ending July 31, 1997 in an amount of $1,200,000 in addition to the amounts provided above."

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     3.  AMENDMENTS TO SECTION 8.3 OF THE CREDIT AGREEMENT.
     (a) Subsection 8.3 (b) of the Credit Agreement is hereby amended by deleting the dollar amount in (i) as it now stands and replacing it with "$1,000,000" and by deleting the dollar amount in
(iv) as it now stands and replacing it with "$500,000."

     (b) Subsection 8.3 (c) (i) and 8.3 (c)(ii) of the Credit Agreement are hereby amended by adding the following phrase at the end of each of said Section 8.3(c)(i) and Section (c)(ii):
"PROVIDED, HOWEVER, no such requirement shall apply to aggregate sales revenue for the three (3) month period ending July 31, 1996 and no such requirement shall apply to the Net Income for the respective three (3) month periods ending April 30, 1996 and July 31, 1996, respectively."

     4. BORROWER'S CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower, by signing below, represents that it has the power and authority, and the legal right, to make, deliver and perform all terms and obligations set forth in this Amendment and that the Borrower has taken all necessary corporate action to authorize the terms and obligations set forth in this Amendment. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other person in required in connection with the execution, delivery, performance, validity or enforceability of this Amendment. This Amendment has been duly executed and delivered on behalf of the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5. SCOPE.  This Amendment is to be narrowly construed.
Except as expressly amended herein, all of the covenants and provisions of the Credit Agreement are and shall continue to be in full force and effect.


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     6. COUNTERPARTS.  This Amendment may be simultaneously
 executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

Address:                              APPAREL AMERICA, INC.
1175 State Street
New Haven, Connecticut                By: /s/ Frederick M. D'Amato
   06501                                  ----------------------------
Telecopy No.:                          Name: Frederick M. D'Amato
(203) 772-2512                         Title: Vice President-Finance
Attn: Burton I. Koffman
      President

with a copy to:
Shustak Jalil Sanders & Heller
545 Madison Avenue
New York, New York 10022
Telecopy No.: (212) 688-6151
Attn: James P. Jalil, Esq.

Address:                               BINGHAMTON SAVINGS BANK, AS
58-68 Exchange Street                     AGENT AND BANK
Binghamton, NY 13902
Telecopy No.: (607) 772-6287           By: /s/ Glenn R. Small
Attn: Glenn Small                         ---------------------------
                                        Name: Glenn R. Small
                                        Title: Vice President

with a copy to:
Howard Rittberg, Esq.
Levene, Gouldin & Thompson
450 Plaza Drive
Vestal, NY 13850

Address:                               A.I. ASSOCIATES, INC., AS BANK
300 Plaza Drive
Vestal, New York 13850                 By: /s/ Milton Koffman
Telecopy No.:                             ---------------------------
  (607) 797-7103                        Name: Milton Koffman
Attn: Milton Koffman                    Title: President
      President

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Address:                                  CONNECTICUT DEVELOPMENT
845 Brook Street                          AUTHORITY, AS BANK (see below)
Rocky Hill, CT 06067
Telecopy No.:                           By: /s/ Richard P. Graff
   (203) 257-8331                          -----------------------------
Attn:  Loan Administration               Name: Richard P. Graff
                                         Title: Vice President
with a copy to:
William G. Rock, Esq.
Shipman & Goodwin
One American Row
Hartford, CT 06103


      Special provision for Connecticut Development Authority, as
Bank:


     This Third Amendment is agreed to by Connecticut Development Authority, as Bank, only insofar as it affects amendments to the Credit Agreement relating to periods prior to August 1, 1996. Insofar as this Agreement relates to amendments to the Credit Agreement for periods subsequent to July 31, 1996, such agreement is withheld pending approval of the Board of Directors of Connecticut Development Authority (the "Board of Directors"). At such time as the Board of Directors gives its approval, Connecticut Development Authority shall give prompt written notice to the Borrower and this Agreement shall become fully effective and agreed to by the Connecticut Development Authority for amendments affecting periods subsequent to July 31, 1996.